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                                                                    EXHIBIT 99.1

              AMENDED AND RESTATED AGREEMENT AMONG FILING PARTIES


         THIS AGREEMENT is made and entered into on March 25, 1998, by and among Mill Spring Holdings, Inc., a Texas corporation, The Trammell Crow 1994 Revocable Trust, a Texas trust, G-1 Securities, L.P., a Delaware limited partnership, G-2 Securities, L.P., a Delaware limited partnership, G-3 Securities, L.P., a Delaware limited partnership, CFH Capital Resource, L.P., a Texas limited partnership, CFHS, L.L.C., a Delaware limited liability company, Crow Family, Inc., a Texas corporation, and Harlan R. Crow, (collectively referred to herein as the "FILING PARTIES").

         WHEREAS, Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended (the "ACT"), requires that, when a Schedule 13D is filed on behalf of more than one person, an agreement be executed and filed as an exhibit to the Schedule 13D reflecting that the Schedule 13D is being filed on behalf of all such persons:

         NOW, THEREFORE, in consideration of the premises and the mutual promises stated herein, the Filing Parties hereby agree as follows:

         (i) Each Filing Party agrees that a single Schedule 13D (and any amendments thereto) shall be filed jointly on behalf of all the Filing Parties with respect to the paired shares of common stock, $.01 par value per share, of Patriot American Hospitality, Inc., a Delaware corporation, and common stock, $.01 par value per share, of Wyndham International, Inc. (formerly known as Patriot American Hospitality Operating Company), a Delaware corporation.

         (ii) Each Filing Party acknowledges and agrees that, pursuant to Rule 13d-1(f)(1) under the Act, each Filing Party individually is (i) eligible to use the Schedule 13D and (ii) responsible for the timely filing of such
Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such Filing Party contained in such Schedule 13D. None of the Filing Parties, however, shall be responsible for the completeness or accuracy of information concerning any other Filing Party contained in such
Schedule 13d, or any amendments thereto, unless such Filing Party knows or has reason to believe that such information is incomplete or inaccurate.

         (iii) This agreement shall not be assignable by any Filing Party. Any assignment in violation of the foregoing shall be null and void.

         (iv) This agreement shall terminate upon the written notice of termination given by any Filing Party to the other Filing Parties.

         (v) This agreement may be executed in several counterparts, each of which shall be deemed to be an original copy hereof.





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         IN WITNESS WHEREOF, each of the undersigned has hereby executed this
Amended and Restated Agreement Among Filing Parties as of the date or dates indicated below.

DATED:   March 25, 1998            MILL SPRING HOLDINGS, INC.



                                   By:  /s/ M. KEVIN BRYANT
                                      ----------------------------------------
                                        M. Kevin Bryant
                                        Vice President


DATED:   March 25, 1998            THE TRAMMELL CROW 1994 REVOCABLE TRUST



                                   By:  /s/ HARLAN R. CROW
                                      ----------------------------------------
                                        Harlan R. Crow
                                        Trustee


DATED:   March 25, 1998            G-1 SECURITIES, L.P., a Delaware limited
                                   partnership

                                   By:  CFHS, L.L.C., a Delaware limited
                                        liability company, as its sole general
                                        partner

                                   By:  Crow Family, Inc., a Texas corporation,
                                        as its sole manager



                                   By:  /s/ M. KEVIN BRYANT
                                      ----------------------------------------
                                        M. Kevin Bryant
                                        Vice President


DATED:   March 25, 1998            G-2 SECURITIES, L.P., a Delaware limited
                                   partnership

                                   By:  CFHS, L.L.C., a Delaware limited
                                        liability company, as its sole general
                                        partner

                                   By:  Crow Family, Inc., a Texas corporation,
                                        as its sole manager



                                   By:  /s/ M. KEVIN BRYANT
                                      ----------------------------------------
                                        M. Kevin Bryant
                                        Vice President





   [Signature Page - Amended and Restated Agreement Among Filing Parties -
                                 Page 1 of 2]
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DATED:  March 25, 1998             G-3 SECURITIES, L.P., a Delaware limited
                                   partnership

                                   By:  CFHS, L.L.C., a Delaware limited
                                        liability company, as its sole general
                                        partner

                                   By:  Crow Family, Inc., a Texas corporation,
                                        as its sole manager



                                   By:  /s/ M. KEVIN BRYANT
                                      ----------------------------------------
                                        M. Kevin Bryant
                                        Vice President

DATED:   March 25, 1998            CFH CAPITAL RESOURCES, L.P., a Texas limited
                                   partnership

                                   By:  CFHS, L.L.C., a Delaware limited
                                        liability company, as its sole general
                                        partner

                                   By:  Crow Family, Inc., a Texas corporation,
                                        as its sole manager



                                   By:  /s/ M. KEVIN BRYANT
                                      ----------------------------------------
                                        M. Kevin Bryant
                                        Vice President


DATED:   March 25, 1998            CFHS, L.L.C., a Delaware limited liability
                                   company

                                   By:  Crow Family, Inc., a Texas corporation,
                                        as its sole manager



                                   By:  /s/ M. KEVIN BRYANT
                                      ----------------------------------------
                                        M. Kevin Bryant
                                        Vice President


DATED:   March 25, 1998            CROW FAMILY, INC., a Texas corporation



                                   By:  /s/ M. KEVIN BRYANT
                                      ----------------------------------------
                                        M. Kevin Bryant
                                        Vice President


DATED:   March 25, 1998            /s/ HARLAN R. CROW
                                   -------------------------------------------
                                   Harlan R. Crow





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